                                EXHIBIT 21

                              SUBSIDIARIES OF
                DAKOTA COOPERATIVE TELECOMMUNICATIONS, INC.
          NAME                     STATE OF INCORPORATION OR ORGANIZATION
Dakota Telecom, Inc.                         South Dakota

Dakota Telecommunications Systems,           South Dakota
Inc.

Dakota Wireless Systems, Inc.                South Dakota

TCIC Communications, Inc.                    South Dakota

Iway, Inc.                                   South Dakota
